                                                                    EXHIBIT 10.1



                      AGREEMENT FOR THE SALE AND PURCHASE
                                OF THE STOCK OF
                    SOIL REMEDIATION OF PHILADELPHIA, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
RECITALS..................................................................   1


ARTICLE I ACQUISITION; CLOSING............................................   2


ARTICLE II TITLE INSURANCE................................................   4


ARTICLE III REPRESENTATIONS AND WARRANTIES
   OF SELLER..............................................................   4


ARTICLE IV REPRESENTATIONS AND WARRANTIES
   OF PURCHASER...........................................................  12


ARTICLE V ADDITIONAL AGREEMENTS OF SELLER.................................  14


ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER.............................  16


ARTICLE VII CONDITIONS OF PURCHASER.......................................  17


ARTICLE VIII CONDITIONS OF SELLER.........................................  17


ARTICLE IX INDEMNIFICATION................................................  18


ARTICLE X OTHER PROVISIONS................................................  21

                                   SCHEDULES

R.1                 Legal Description of Property

2.2                 List of Permitted Exceptions

3.3                 List of Material Documents

3.4                 List of Personal Property

3.7                 Financial Statements

3.9                 List of Adverse Events

3.11                Policies of Insurance

3.12(c)             List of Employee Benefit Plans, Funds or Programs

3.12(e)             Unrelated Business

3.13(a) List of exceptions to Company's operation in compliance with laws, etc.

3.13(c)             List of Notices of Violation

3.13(e)             Exceptions to Approvals

3.20                List of Litigation

                    AGREEMENT FOR THE SALE AND PURCHASE OF
                STOCK OF SOIL REMEDIATION OF PHILADELPHIA, INC.

     This Agreement for the Sale and Purchase of Stock of Soil Remediation of Philadelphia, Inc. ("Agreement") dated as of August 20, 1997, by and between USA Waste Services, Inc., a Delaware corporation ("Seller"), and Eastern Environmental Services, Inc., a Delaware corporation ("Purchaser").


                                   RECITALS

     Seller is the owner of all of the outstanding shares of stock ("Company Shares") of Soil Remediation of Philadelphia, Inc., a Delaware corporation ("Company"). The Company is in the business of remediating contaminated soil and disposing of the soil after it is remediated. The Company owns certain real estate and improvements located thereon having the common street address of 3201 South 61st Street, Philadelphia, Pennsylvania, as more fully described on Schedule R.1 attached (collectively, the "Property"). The Company operates its business from the Property.

     Purchaser desires to purchase all of the Company Shares and acquire the Company, and the Seller desires to sell all of the Company Shares and sell the Company, all subject to the terms and conditions contained herein.

                                   ARTICLE I
                             ACQUISITION; CLOSING
                             --------------------

     Section 1.1    Incorporation of Recitals.  The recitals set forth above are
                    -------------------------
incorporated herein by reference and are a part of this Agreement.

     Section 1.2    Agreement to Sell Stock of Company.  At Closing (as defined
                    ----------------------------------
herein), the Seller shall transfer and deliver to Purchaser all the Company Shares, and Purchaser shall purchase the Company Shares in exchange for the consideration set forth in Section 1.3 below.

     Section 1.3    Consideration.  The consideration for the Company Shares
                    -------------
which the Purchaser agrees to pay and the Seller agrees to accept is set forth in subsection (a) below.

     (a) Purchaser shall pay to Seller Two Hundred Seventy Thousand (270,000) shares of the common stock of Purchaser ("EESI Stock"). The EESI Stock delivered by Seller to Purchaser will not be registered under the Securities Act of 1933 ("Act").

     Section 1.4    Time and Place for Closing.  The consummation of the
                    --------------------------
transactions provided for in this Agreement ("Closing") shall take place at the offices of Purchaser, 1000 Crawford

Place, Mount Laurel, New Jersey, or at such other location as the parties may mutually agree upon, at 10:00 a.m. on or before July 15, 1997 ("Closing Date") or such other place, time or date as the parties may agree.

     Section 1.5    Termination.  This Agreement and the transactions
                    -----------
contemplated hereby may be terminated at any time prior to the Closing Date:

     (a)  by mutual written agreement of Seller and Purchaser;

     (b) by Seller or Purchaser, in the event the other makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement; or

     (c) by Seller or Purchaser, if the Closing shall not have occurred by June 30, 1997, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

     In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that
Section 1.5, Article IX, Section 10.1, Section 10.2 and Section 10.16 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

     Section 1.6    Deliveries by Purchaser.  At the Closing, Purchaser shall
                    ------------------------
deliver, all duly and properly executed (where applicable):

     (a) Share certificates in the name of the Seller for the EESI Stock to be delivered at Closing in accordance with Section 1.2;

     (b) A certified copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and

     (c) A favorable opinion from counsel for Purchaser, dated the Closing Date, to the effect that this Agreement has been duly and legally authorized by all necessary corporate action on the part of Purchaser, has been duly and legally executed and delivered by Purchaser, and is the valid, enforceable and binding Agreement of Purchaser, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally.

     Section 1.7  Deliveries by Seller.  At the Closing, the Seller shall
                  --------------------
deliver, all duly executed, the following:

     (a) The Seller shall deliver to Purchaser duly executed certificates in valid form evidencing all of the Company Shares, duly endorsed to Purchaser or accompanied by duly executed stock powers attached (the certificates and stock powers referred to in this Section 1.7(a) are collectively referred to as the "Endorsed Certificates or Stock Powers");

     (b) Except as may be otherwise required by Purchaser, the written resignations of all officers and directors of the Company at the time of Closing;

     (c) A release from Seller, in a form and content satisfactory to Purchaser, which provides that the Seller is releasing the Company and the Purchaser from any and all claims, causes of action, debts and obligations whatsoever except any and all obligations of Purchaser arising under this Agreement;

     (d) The Seller shall have delivered to Purchaser a current certificate of good standing for the Company from the Delaware Secretary of State;

     (e) A favorable opinion from counsel for the Seller, dated the date of the Closing, in form and substance satisfactory to counsel for Purchaser, to the effect that (i) this Agreement has been duly and legally authorized, executed and delivered by the Seller and is the valid, enforceable and binding Agreement on the Seller, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally, and (ii) the Company is a business corporation duly organized, validly existing and in a condition of good standing under the laws of the State of Delaware, and is authorized to do business in the Commonwealth of Pennsylvania;

     (f) The books and records of the Company, including, without limitation, all original financial and operating records, the corporate minute book, the corporate stock ledgers and title documents; and

     (g) Actual and physical possession of the Property, free and clear of any and all leases, tenancies and occupancies or claims therefor of any nature whatsoever, excepting only the "Permitted Exceptions" (hereinafter defined) and the rights of the Company.

                                  ARTICLE II
                                TITLE INSURANCE
                                ---------------

     Section 2.1    Owners Title Policy.  Seller has delivered to Purchaser with
                    -------------------
respect to each parcel of real property owned by the Company: (i) a copy of each title policy or commitment issued to the Company, and (iii) a copy of any survey of the real property in the Company's possession.

     Section 2.2    Permitted Exceptions.  The Owners Policy shall insure
                    --------------------
Company's interest in the Property to be free and clear of all encumbrances and exceptions whatsoever except those listed on Schedule 2.2 attached hereto (the "Permitted Exceptions").

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

     With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, the Seller represents and warrants to Purchaser and makes the following covenants for Purchaser's benefit. The Seller represents and warrants that the representations and warranties contained in this Article III are true on the date hereof and shall be true on the Closing Date.

     Certain of the following representations and warranties are made "to Seller's knowledge" or "to Seller's actual knowledge." When so used, these phrases shall mean Seller's actual knowledge together with that knowledge which any officer of the Company or Seller would have acquired had they exercised reasonable diligence in the conduct of the Company's business affairs.

     Section 3.1    Organization and Standing.  The Company is a corporation
                    -------------------------
duly organized, legally existing and in good standing under the laws of the state of its incorporation and in the Commonwealth of Pennsylvania, with full power and authority to own its properties and conduct its business as now being conducted. Company owns no stock or interest in any other corporation, partnership, or other business organization.

     Section 3.2    Company Stock.  All of the authorized, issued, and
                    -------------
outstanding shares of capital stock and other securities of the Company are owned by the Seller, including without limitation equity securities, debt securities and options. The Seller is the only owner of the securities of the Company. The Company Shares Seller owns are legally and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances of every kind and nature and are not subject to any agreement or instrument relating to the transfer, disposition or voting of such securities. There are no outstanding rights of any kind to acquire additional shares of any class from the Company nor has any person claimed any such rights. All of the outstanding shares of the Company's capital stock have been duly authorized, issued, and are fully and validly paid and non-assessable.

     Section 3.3    Contracts, Permits and Material Documents.  The items listed
                    -----------------------------------------
in Schedule 3.3 are all of the following with respect to the Company ("Material Documents"): (i) leases for real and personal property, (ii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Company's businesses, including the permits form the Pennsylvania Department of Environmental Protection and the City of Philadelphia authorizing the Company to operate a soil remediation business at the Property,
(iii) franchises, (iv) promissory notes, guarantees, bond, mortgages, liens, pledges, and security agreements under which the Company is bound or under which the Company is a beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, and (vii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement which are binding on the Company or any of its property or pursuant to which the Company derives any material benefit or has imposed upon it any material detriment. For purposes of this
Section 3.3, a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $20,000 or more.
The Material Documents listed on Schedule 3.3 are organized under subheadings for each of the different type of documents listed. Neither the Company nor, to Seller's knowledge, any person or party to the any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company is not a party to, and the Company's property is not bound by, any agreement or instrument which is material to the continued conduct of its business operations as now being conducted or with respect to which a default might materially and adversely affect its properties, business operations, or financial condition of the
Company, except as listed in Schedule 3.3.   The documents listed on Schedule
3.3 confer on the Company all rights necessary to enable the Company to conduct its operations as now being conducted.

     Section 3.4    Personal Property.   Attached hereto, made a part hereof and
                    ------------------
marked Schedule 3.4 is a listing of the items specifically described in subparagraphs (a) and (b), organized by subparagraph.

     (a) All material equipment used in the Company's business operations, all of which are owned by the Company; and

     (b) All rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors and accessories and attachments to the rolling stock used in the Company's business operations together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle, all of which are owned by the Company.

     Seller represents and warrants that, in the aggregate, the personal property of the Company is in reasonable operating condition.

     The Company has good and marketable title to its personal property, tangible and intangible, including, without limitation, all personal property currently located on the Property, all items of personal property set forth on
Schedule 3.4 hereto. All of such assets are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement regarding or restricting transfer or title retention or other security arrangement; except the items set forth in Section 3.3(iv).

     Section 3.5.   The Property.  The Company has never owned, leased or
                    ------------
otherwise occupied, had an interest in or operated any real property other than the Property. The

Partnership has good, marketable and insurable title to the Property, except for the Permitted Exceptions. There are no mechanic's liens affecting the Property and no work has been performed on the Property within four (4) months of the date hereof for which a mechanic's lien could be filed. There are no levied or pending special assessments affecting all or any part of the Property owed to any governmental entity and none is threatened.

     Section 3.6    Customers.  The Company is not, and to the knowledge of the
                    ---------
Seller, no other person or party to any contract the Company has with its customers (both oral and written) is in default and, to the knowledge of the Seller, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default.

     Section 3.7    Financial Statements.  Attached hereto as Schedule 3.7 are
                    --------------------
true and correct copies of the following unaudited financial statements of the Company (the "Financial Statements"): a balance sheet as of December 31, 1996 ("Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended December 31, 1996 ("Income Statement"), both prepared on an accrual basis by the Company. The balance sheet presents fairly, in all material respects, the financial condition of the Company as of the dates indicated thereon and the statement of income presents fairly, in all material respects, on an accrual basis the results of the operations of the Company for the periods indicated thereon. Since the date of the Financial Statements, the Company has not (i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since the date of the Financial Statements, there has not been any material adverse change in the income, expenses or assets of the Company.

     Section 3.8    Liabilities and Receivables.
                    ---------------------------

     (a) The Company does not have any liabilities, fixed or contingent, other than:

          (i) liabilities fully reflected in the Balance Sheet, except for liabilities not required to be disclosed therein in accordance with generally accepted accounting principles ("GAAP"); and

          (ii) current bills not yet due or payable in accordance with their normal terms arising since the date of the Balance Sheet and arising during the normal course of business consistent with past custom and practice, including utility services, including gas, electric, water or sewer.

     (b) All Receivables have been generated in the ordinary course of business of the Company. To the Company's knowledge, there are no defenses or set-offs to any of the Receivables.

     Section 3.9    Fiscal Condition of the Company.  Since the date of the
                    -------------------------------
Balance Sheet, except as set forth in Schedule 3.9, there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

     (a) Any disposition by the Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any declaration or payment of any dividend or other distribution with respect to its capital stock;

     (b) Any sale or other disposition of any asset owned by the Company at the close of business on the date of the Balance Sheet, or acquired by it since that date, other than in the ordinary course of business consistent with past practice;

     (c) Any expenditure or commitment by the Company for the acquisition of any single asset or any single business, except in the ordinary course of business consistent with past practices and having an acquisition price of $20,000 or less;

     (d) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company, except damage, destruction or loss which does not exceed $50,000 in the aggregate;

     (e) Any material bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee, except in the ordinary course of business;

     (f) Any loans or advances to the Company other than renewals or extensions of existing indebtedness and other than in the ordinary course of business consistent with past practice; or

     (g)  Any change in accounting method or practice.

     Section 3.10   Tax Returns.  The Company has filed all Federal and other
                    -----------
tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and have paid all taxes due for the periods covered by the said returns. The Company is a Subchapter "C" corporation under the Internal Revenue Code of 1986, as amended (the "Code"). The reserves for all taxes reflected in the Balance Sheet, if any, is adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Company has filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date.

     Section 3.11   Policies of Insurance.  All insurance policies, performance
                    ---------------------
bonds, and letters of credit insuring the Company or which the Company has had issued and which have not expired are listed on Schedule 3.11 attached hereto.
Schedule 3.11 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known issuing banks, beneficiaries, agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. The Company's current insurance policies, performance bonds and letters of credits are still in force and effect and the premiums thereon are not delinquent. The Company has not received notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. The Company does not have any claim against any of its insurance carriers under any policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     Section 3.12   Employees, Pensions and ERISA.
                    -----------------------------

          (a) The Company does not have any contract of employment with an officer or other employee that is not terminable without penalty on notice of two weeks or less.

          (b) No employee of the Company is represented by any union. There is no pending or threatened dispute between the Company and any of its employees which might materially and adversely affect the continuance of any Company's business operations.

          (c) Attached hereto made a part hereof and marked Schedule 3.12(c) lists all employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated) or to which the Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company.

          (d) The Company has delivered to the Purchaser (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) accurate and complete detailed summaries of all oral Plans, (iii) true and complete copies of the most recent financial statements with respect to the Plans, (iv) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (v) all filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

          (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or

ERISA except as set forth on Schedule 3.12 (e), attached hereto made a part hereof. No Plan is funded through a trust intended to be exempt from tax under
Section 501(c) of the Code.

          (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA. The Company has no unfunded obligations or liabilities with respect to any Plan and the present value of the benefit liabilities of each Plan which is a Pension Plan is less than the fair market value of the assets of such Plan.

          (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Seller, after due inquiry of the Company, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

          (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

          (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

          (j) The Company has no obligations with respect to, and makes no contributions to, any Multi-Employer Pension Plan.

     Section 3.13   Legality of Operation.  The following representations and
                    ---------------------
warranties are made as to all periods on and after September 30, 1993:

          (a) Except as listed in Schedule 3.13(a) attached hereto and incorporated herein by reference, the Company has operated from the Company's inception and will continue to operate to the Closing Date in compliance with all Federal, state and local laws, rules, pronouncements and regulations ("Law"); permits; franchises; licenses; and orders, as applicable to it and its property and operations, including, without limitation, any order, decree, directive or pronouncement of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, any environmental law, land use Law, federal, state and local permits, orders, franchises and consents, and payroll, employment, labor, anti-trust, fair competition and safety Laws; and, there are no claims, actions, suits or proceedings pending, or threatened against or affecting Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in any adverse change of $15,000 or greater in the financial condition or business of Company or which would question the validity or propriety of this Agreement or of any action taken or to be in accordance with or in connection with this Agreement. The Company has not transported, stored, treated or disposed, nor to its knowledge has allowed third persons to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any similar federal or state statute; nor has it performed or arranged for or, to its knowledge, allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and it has not disposed, nor has it knowingly allowed third parties to dispose of waste upon property owned or leased by the Company other than as permitted by, and in conformity with, applicable Law. The Company has not received notification of any present or past failure (which has not been remedied) by the Company to comply with any law, permits, franchises, licenses or orders applicable to it or its assets. Without limiting the generality of the foregoing, the Company has not received any notification (including requests for information directed to the Company or an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. Other than petroleum contaminated soils received for remediation in the ordinary course of its business, the Company has not received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any
                                                             -- ---
similar federal or state statute.

          (b) The Company has obtained and maintained, when required to do so under applicable Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Company. No employee, contractor or agent of the Company has, in the course and scope of employment with the Company, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Company under CERCLA, any comparable Pennsylvania statute or other applicable Law, and no facts or circumstances exist which would give rise to the same.

          (c) Attached hereto as Schedule 3.13(c) is a list of all Notice of Violations issued to the Company by any federal, state or local regulatory agency. There are no notices of violation either from a federal, state or local authority received by the Company or outstanding, except as listed in Schedule 3.13(c).

          (d) The Company is not under investigation by any District Attorney or similar state or local official or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust. No facts or circumstances exist which would cause the Company to be liable for the violation of any Laws including, without limitation, racketeering, unfair competition, or anti-trust.

          (e) Except as set forth in Schedule 3.13(e), all licenses, approvals, permits and certificates ("Government Authorizations") needed or required for the operation of the Company's business are set forth on Schedule 3.3. All such Government Approvals are in full force and effect, the Company is in compliance with all such Government Approvals, and all such Government Approvals have been validly and legally obtained by the Company.

     Section 3.14.  Corrupt Practices.  The following representations and
                    -----------------
warranties are made as to all periods on and after September 30, 1993: the Company has not made, offered or agreed to offer anything of value to any employees of any customers of the Company for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Company otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     Section 3.15   Legal Compliance.  The Seller has the right, power, legal
                    ----------------
capacity and authority to enter into, and perform its respective obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection with the transactions contemplated by this Agreement, except for any approval that may be required from the Pennsylvania Department of Environmental Protection due to a change of control of the Company. The execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which the Company is a party or by which the Company or any of its property is bound; or

     (b) Any decree, order or rule of any court of governmental authority which is binding on the Company or on the property of the Company.

     Section 3.16   Transaction Intermediaries.  No agent or broker or other
                    --------------------------
person acting pursuant to the authority of the Company or the Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.17   Intellectual Property.  The Company has not infringed and is
                    ---------------------
not now infringing, on any trade name, trademark, service mark, copyright, trade secret or patent belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Company.

     Section 3.18   Disclosure.  Neither the representations and warranties of
                    ----------
the Seller contained in this Agreement nor any information contained in any Exhibit or Schedule or other document delivered by the Seller or the Company to Purchaser contains any untrue statement of a material fact, or, omits to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. If Purchaser elects to Close the transaction knowing that a representation or warranty of Seller is not true or is not correct ("False Representation and Warranty"), Purchaser shall not be entitled to indemnification under Article IX of this Agreement with respect to the part of the False Representation or Warranty which Purchaser knew to be not true or not correct at the Closing.

     Section 3.19   Continuation of Legal Status.  No written agreement between
                    ----------------------------
the Company and any third party shall be impaired or in any way limited by the transactions contemplated by this Agreement.

     Section 3.20   Litigation.  All pending or, to Seller's knowledge,
                    ----------
threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving the Company or its assets, liabilities or the Company Shares, together with a description of each such proceeding, are set forth on Schedule 3.20 attached. There is no pending or, to Seller's knowledge, threatened litigation, administrative or judicial proceeding or investigation involving the Company or its assets, liabilities or the Company Shares, except as listed on Schedule 3.20.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser represents and warrants to the Seller that the representations and warranties contained in this Article IV are true on the date hereof and shall be true on the Closing Date.

     Section 4.1  Structure.  The Purchaser is a corporation duly organized and
                  ---------
legally existing in good standing under the laws of its state of incorporation and is qualified to do business in Pennsylvania.

     Section 4.2  Authorization to Proceed with this Agreement.  Purchaser has
                  --------------------------------------------
by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each other agreement contemplated to be entered into (collectively, the "Collateral Documents") and no other corporate action is required by law or the Certificate of Incorporation or by-laws of Purchasers.

     Section 4.3  Absence of Intermediaries.  No agent, broker, or other person
                  -------------------------
acting pursuant to Purchaser's authority will be entitled to make any claim against the Seller for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 4.4  EESI Stock.  All of the shares of EESI stock to be issued to
                  ----------
the Company as contemplated by this Agreement and the Collateral Documents will, upon delivery, be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws, free and clear of all liens, charges, restrictions, mortgages, security interests or claims of any kind.

     Section 4.5  Authorization.  The Purchaser has the power and authority to
                  -------------
enter into this Agreement and each of the Collateral Documents and to carry out the transactions contemplated hereby and thereby and this Agreement and each of the Collateral Documents to which the Purchaser is a party, constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms. The Purchaser has the power and authority to own and lease its properties and to carry on its respective businesses as now conducted.

     Section 4.6  Contravention; Consents and Approvals.  No filing, action,
                  -------------------------------------
consent or approval of any person, entity or governmental body is required by the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for any approval that may be required from the Pennsylvania Department of Environmental Protection due to a change of control of the Company. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser will not result in a breach of the terms or conditions of, or constitute a default under, or violate, (a) any provision of any law, regulation or ordinance, (b) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which the Purchaser is a party or by which any of its properties or assets is or may be bound or affected, or (c) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

     Section 4.7  Commission Filings.  Purchaser has delivered to Seller current
                  ------------------
(for the quarter ending December 31, 1996) and all historical filings made by Eastern on Forms 8-K, 10-K and 10-Q timely filed with the Securities and Exchange Commission ("SEC") (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Purchaser's financial status, business operations and prospects as of the date of such filings and as of the date of such reports, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

     Section 4.8  Accuracy of Representations. The representations and
                  ---------------------------
warranties of the Purchaser contained in this Agreement do not contain any untrue statement of a material fact, or, omit to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. If Seller elects to Close the transaction knowing that a representation or warranty of the Purchaser is not true or not correct ("Purchaser False Representation and Warranty"), Seller shall not be entitled to indemnification under Article IX of this Agreement with respect to the part of the Purchaser False Representation or Warranty which Seller knows to be not true or not correct at the Closing.

                                   ARTICLE V
                        ADDITIONAL AGREEMENTS OF SELLER
                        -------------------------------

     The Seller covenants and agrees with Purchaser as follows:

     Section 5.1    Payment of Expenses.  Seller will pay all expenses
                    -------------------
(including legal fees) incurred by it and the Company in connection with the negotiation, execution and performance of this Agreement.

     Section 5.2    Access to Records and the Property.  The Seller will cause
                    ----------------------------------
the Company to give to Purchaser and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties (including the Property), assets, books, contracts, documents, records, contracts and customer lists of the Company, and to make available to Purchaser and its representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of the Company that Purchaser may reasonably request. Purchaser and its representatives shall have the right to copy any information or documentation the Purchaser is entitled to inspect under this Section 5.2.

     Section 5.3    Continuation of Business.  The Seller will operate the
                    ------------------------
Company until the time of Closing, using prudent business judgment so as to preserve its business organization intact, to assure, to the extent possible, the availability to Purchaser of the present key employees of the Company, and to preserve for Purchaser the relationships of the Company with suppliers, customers, and others, all to the end that every bona fide effort be made that
                                                 ---- ----
the ongoing business of the Company will not be impaired at the time of Closing.

     Section 5.4    Continuation of Insurance.  The Seller will cause the
                    -------------------------
Company to keep in existence all policies of insurance insuring the Company against liability and property damage, fire and other casualty through the time of Closing.

     Section 5.5    Restrictions on Transfer of Unregistered Stock.  The EESI
                    ----------------------------------------------
Stock to be delivered to Seller will not be registered under the Securities Act
of 1933 (the "Act").   The Seller understands and agrees that the following
restrictions and limitations are applicable to the Seller's purchase and resale or other transfer of the EESI Stock, pursuant to the Act:

     (a) Sellers agree that the EESI Stock shall not be sold or otherwise transferred, unless the EESI Stock is registered under the Act and state securities laws or is exempt therefrom.

     (b) Until the EESI Stock is registered under the Act, a legend in substantially the following form will be placed on the certificates evidencing the EESI Stock to be issued to the Sellers:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless
     (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Eastern Environmental Services, Inc., shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Eastern Environmental Services, Inc., that registration is not required under any such acts."

     (c) Stop transfer instructions will be imposed with respect to the EESI Stock issued to Seller pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

     Section 5.6  Representations as to Private Offering.  The EESI Stock is
                  --------------------------------------
being delivered to the Seller in a private placement under Section 4(2) of the Act and under Regulation D promulgated under the Act. To induce Purchaser to issue the EESI Stock, the Seller represents and warrants as follows:

     (a) The Seller represents and warrants that it is domiciled in Texas and is an "Accredited Investor," as that term is defined in Regulation D under the Act.

     (b) The Seller acknowledges that it has received a copy of the Public Reports.

     (c) The Seller represents and warrants that the EESI Stock is being acquired for its own account without a view to public distribution or resale and that the Seller has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of EESI Stock, or any portion thereof, to any other person.

     (d) The Seller represents and warrants that, in determining to acquire the EESI Stock, it has relied solely upon its independent investigation, including the advice of its legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning its acquisition of the EESI Stock, been offered the opportunity to ask such questions and inspect such documents concerning Purchaser and its business and affairs as Seller has requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

     (e) THE SELLER ACKNOWLEDGES THAT THE ACQUISITION OF THE EESI STOCK INVOLVES A HIGH DEGREE OF RISK, and represents and warrants that it can bear the economic risk of the acquisition of the EESI Stock, including the total loss of its investment.

     (f) The Seller represents and warrants that (i) it has adequate means of providing for its current needs and financial contingencies, (ii) it has no need for liquidity in this investment, (iii) it has no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require it to dispose of the EESI Stock, and (iv) all its investments in and commitments to non-liquid investments are, and after its acquisition of the EESI Stock will be reasonable in relation to their net worth and current needs.

     (g) The Seller understands that no federal or state agency has approved or disapproved the EESI Stock or made any finding or determination as to the fairness of the EESI Stock for investment.

     (h) The Seller understands that the EESI Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Seller to acquire the EESI Stock.


                                   ARTICLE VI
                       ADDITIONAL AGREEMENTS OF PURCHASER
                       ----------------------------------

     Section 6.1    Payment of Expenses.  Purchaser will pay all expenses
                    -------------------
(including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement.

     Section 6.2    Books and Records.  From the Closing Date to six years after
                    -----------------
the Closing Date, the Purchaser shall allow the Seller and its professional advisers access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date which were delivered to the Purchaser in accordance with this Agreement ("Records") where the Seller requires access to the Records for the purpose of preparing its tax returns, responding to any audit or informational request regarding its tax returns or if required by it for use in a judicial proceeding in which it is a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Seller shall have the right, at its own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business.

                                  ARTICLE VII
                            CONDITIONS OF PURCHASER
                            -----------------------

     The obligations of Purchaser to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing:

     Section 7.1    Compliance by Seller.  The Seller and the Company shall have
                    --------------------
performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by the Seller and Company at or prior to the Closing
Date.   All representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

     Section 7.2    Litigation Affecting This Transaction.  There shall be no
                    -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Property, the Company or the business the Company operates or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Board of Directors of Purchaser, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.3    Governmental Approvals.  Purchaser and the Company will have
                    ----------------------
advised the Pennsylvania Department of Environmental Protection ("DEP") of the Purchaser becoming the sole shareholder of the Company and the DEP shall not have objected to the change of control and shall have substituted the Company's compliance history with the compliance history of the Purchaser.

                                  ARTICLE VIII
                              CONDITIONS OF SELLER
                              --------------------

     The obligations of the Seller to transfer the Company Shares in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

     Section 8.1    Compliance by Purchaser.  The Purchaser shall have performed
                    -----------------------
and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by it at or prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

     Section 8.2    Litigation Affecting This Transaction.  There shall be no
                    -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Company or the business the Company operates which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Seller, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 8.3    Governmental Approvals.  Purchaser and the Company will have
                    ----------------------
advised the Pennsylvania Department of Environmental Protection ("DEP") of the Purchaser becoming the sole shareholder of the Company and the DEP shall not have objected to the change of control and shall have substituted the Company's compliance history with the compliance history of the Purchaser.

                                  ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     Section 9.1    Indemnification by Sellers.  The Seller agrees that it will
                    --------------------------
indemnify, defend, protect and hold harmless the Purchaser and the Company and their officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Seller, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Seller made in this Agreement or in the Collateral Documents and to be performed by Seller before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections
(a) or (b) of this Section 9.1 of this Agreement has occurred. The indemnification in this Section 9.1 is subject to the limitations set forth in Sections 9.5 and 9.6.

     Section 9.2    Indemnification by Purchaser.  The Purchaser agrees that it
                    ----------------------------
will indemnify, defend, protect and hold harmless Seller, and its respective officers, directors, divisions, subdivisions, affiliates, subsidiaries, parents, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Purchaser, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, incurred by it, or either of them, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser set forth in this Agreement or in the Collateral Documents; (b) nonfulfillment of any agreement, covenant or condition on the part of Purchaser made in this Agreement or in the Collateral Documents and to be performed by Purchaser before or after the Closing Date; and
(c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a) or (b) of this Section 9.2 has occurred. The indemnification in this Section 9.2 is subject to the limitations set forth in Sections 9.5 and 9.6.

     Section 9.3    Procedure for Indemnification with Respect to Third Party
                    ---------------------------------------------------------
Claims
------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If the conditions set forth in Section 9.3(b) above are or become unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the

Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     Section 9.4    Procedure for Non-Third Party Claims. If Purchaser or Seller
                    ------------------------------------
wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or
Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within forty-five (45) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within sixty (60) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 9.5    Survival of Claims.
                    ------------------

     (a) Except as otherwise set forth in the Agreement, all of the respective representations and warranties of the Seller and Purchaser shall survive consummation of the transactions contemplated by this Agreement for eighteen
(18) months after the Closing Date.

     (b) The representations, warranties, covenants and agreements relating to taxes shall survive consummation of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations.

     (c) Notwithstanding the provisions of Sections 9.5(a) and 9.5(b) above, which provide that representations, warranties and obligations expire after certain stated periods of time, if within the stated period of time, an Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     Section 9.6    Limitation of Liability.  Notwithstanding anything else to
                    -----------------------
the contrary contained herein, (a) the obligations of Seller pursuant to the indemnifications contained in Section 9.1 and Section 9.2 shall be limited to the amount that is equal to (x) Four Million Eight Hundred Thousand Dollars ($4,800,000) minus (y) amounts paid by Seller pursuant to the indemnification provisions of that certain Agreement for the Sale and Purchase of the Stock of USA Waste of Fairless Hills, Inc. and CleanSoils of Fairless Hills, Inc., between, among others, Purchaser and Seller and dated as of August 20, 1997 and
(b) the obligations of the Purchaser pursuant to the indemnifications contained in Section 9.1 and Section 9.2 shall be limited to the amount that is equal to
(x) Four Million Eight Hundred Thousand Dollars ($4,800,000) minus (y) amounts paid by Purchaser pursuant to the indemnification provisions of that certain Agreement for the Sale and Purchase of the Stock of USA Waste of Fairless Hills, Inc. and CleanSoils of Fairless Hills, Inc., between, among others, Purchaser and Seller and dated as of March 31, 1997.

                                   ARTICLE X
                               OTHER PROVISIONS
                               ----------------

     Section 10.1   Nondisclosure by Seller.  Seller recognizes and acknowledges
                    -----------------------
that it has in the past, currently has, and in the future will have certain confidential information of the Company such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Seller agrees that for a period of five (5) years from the Closing Date it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Purchaser, unless (i) such information becomes known to the public generally through no fault of Seller,
(ii) Seller is required to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by Seller of the provisions of this Section, Purchaser shall be entitled to an injunction restraining Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.2   Nondisclosure by Purchaser.  Purchaser recognizes and
                    --------------------------
acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Purchaser agrees that it will not utilize such information in the business or operation of Purchaser or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or any of its affiliates, (ii) Purchaser is required to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Purchaser of the provisions of this Section, Seller shall be entitled to an injunction restraining Purchaser from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Seller from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.3   Assignment; Binding Effect; Amendment.  This Agreement and
                    -------------------------------------
the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 10.4   Entire Agreement.  This Agreement, is the final, complete
                    ----------------
and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 10.5   Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 10.6   Notices.  All notices or other communications required or
                    -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a)  If to Purchaser, addressed to it at:

                     Eastern Environmental Services, Inc.
                     1000 Crawford Place, Suite 101
                     Mount Laurel, New Jersey 08054

                     with a copy to:

                     Robert M. Kramer & Associates, P.C.
                     1150 First Avenue, Suite 900
                     King of Prussia, Pennsylvania 19406

     (b)  If to Seller, addressed to it at:

                     Office of General Counsel
                     USA Waste Services, Inc.
                     First City Tower
                     1001 Fannin Street, Suite 4000
                     Houston, Texas 77002

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     Section 10.7   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

     Section 10.8   No Waiver.  No delay of or omission in the exercise of any
                    ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 10.9   Time of the Essence.  Time is of the essence of this
                    -------------------
Agreement as well as all dates referred to herein and extensions thereof.

     Section 10.10  Captions.  The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 10.11  Severability.  In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 10.12  Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" means included, without limitation.

     Section 10.13  Extension or Waiver of Performance.  Either the Seller or
                    -----------------------------------
Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Seller and the Purchaser.

     Section 10.14  Liabilities of Third Parties.  Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 10.15  Disclosure on Schedules.  The parties to this Agreement
                    -----------------------
shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the condition to Closing set forth in
Section 7.1 shall not be satisfied, if the amendment or supplementation of any Schedule by Seller results in any of Seller's representations and warranties changing in a manner which the Purchaser in good faith believes is materially adverse to the Purchaser.

     Section 10.16  Agreement Not Binding Until Fully Executed.  This Agreement
                    ------------------------------------------
shall not be binding on any party hereto until the Agreement has been fully executed.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                              PURCHASER


                              EASTERN ENVIRONMENTAL SERVICES, INC.


                              By: /s/ Robert M. Kramer
                                  -----------------------------------------
                                    Name:     Robert M. Kramer
                                    Title:    Executive Vice President


                              SELLER

                              USA WASTE SERVICES, INC.


                              By: /s/ Gregory T. Sangalis
                                  ----------------------------------------
                                    Name:     Gregory T. Sangalis
                                    Title:    Vice President